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                                                                EXHIBIT 10.1(b)


                               CONTINUING GUARANTY

TO: BANK ONE, ARIZONA, NA, a national banking association

         1. For valuable consideration, the undersigned ("Guarantors"), jointly and severally, unconditionally guarantee and promise to pay to BANK ONE, ARIZONA, NA ("Bank"), or order, on demand, in lawful money of the United States, any and all Indebtedness of SCHUFF STEEL COMPANY, a Delaware corporation ("Borrower"), to Bank. The word "Indebtedness" includes any and all loans, debts, obligations and liabilities of whatever nature of Borrower owed to Bank whenever and however made, incurred or created, whether recovery upon such Indebtedness may be barred by any statue of limitations, whether such Indebtedness may be otherwise unenforceable, and whether Borrower is liable individually or jointly with others.

         2. The liability of Guarantors shall not exceed at any one time the total of (i) the principal sum TWENTY MILLION AND 00/100 DOLLARS
($20,000,000.00) plus (ii) all interest owed thereon plus (iii) all costs, attorneys' fees, losses and expenses which may be incurred by Bank by reason of Borrower's default in the payment of the Indebtedness.

         3. This Guaranty shall bind and obligate the undersigned and their successors and assigns with Borrower, jointly and severally, for the payment of the Indebtedness. A separate action may be commenced against Guarantors whether action is brought against Borrower or whether Borrower may be joined in any such action. Guarantors waive any defenses Borrower may now or hereafter have to payment of the Indebtedness.

         4. Guarantors authorize Bank, without notice or demand and without affecting Guarantors' liability hereunder, to, from time to time: (a) renew, compromise, extend, revise, accelerate or otherwise change the time for payment of, or otherwise change the terms of, the Indebtedness or any part thereof ( including the rate of interest thereon); (b) take security for the payment of this Guaranty or the Indebtedness, and exchange, enforce, waive, or release any such security, or take additional security; (c) apply any proceeds from such security or take additional security; (d) apply any proceeds from such security and direct the order or manner of sale of such security as Bank, in its discretion, may determine; and (e) release or substitute any one or more of the Guarantors or additional Guarantors.

         5. The obligation of the Guarantors shall remain in full force and effect until the entire Indebtedness shall have been paid, and shall not be affected upon the happening of any event, including without limitation, any of the following: (a) the Bank's failure to give notice to the Guarantors of the occurrence of any event of default in the payment of the Indebtedness or performance of the Borrower; (b) the Bank's waiver of the payment, performance or observance by the Borrower of any obligations, covenants or agreements related in any way to the Indebtedness; (c) the Bank's impairment, modification, release or amendment of any obligation, covenant or term of any agreement related to the Indebtedness; (d) the voluntary or involuntary liquidation, dissolution, sale or other disposition of any of the Borrower's assets or any insolvency, bankruptcy, reorganization or other similar proceedings affecting Borrower; or (e) any event or action that would, in the absence of this clause, result as a matter of law in the release or discharge of the Guarantors from the performance or observance of any obligation, covenant or agreement contained herein other than payment in full of the Indebtedness.

         6. Guarantors waive any right to require Bank to (a) proceed against Borrowers, Guarantors, or other guarantors; (b) proceed against or exhaust any security held from Guarantor or Borrowers; or (c) pursue any other remedy in Bank's power whatsoever. Guarantors waive the benefits of Arizona Revised Statues Section 33-814. Guarantors agree that if the Indebtedness is secured in whole or part by a deed of trust on real property, Bank may proceed to foreclose any other collateral first or may proceed against Guarantors, Borrower or any obligor without waiving its right to exercise its remedies and foreclose its lien under such deed of trust at a later time. Bank may, without notice, assign this Guaranty in whole or in part.

         7. Guarantors shall have no right of indemnity, reimbursement, contribution or subrogation as to Borrower unless Bank, at its option, so elects. Guarantors hereby waive any right to enforce any remedy which Bank now has, or may hereafter have, against Borrower, and hereby waive any benefit of, any right to participate


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in, any security now or hereafter held by Bank. Guarantors acknowledge that
Borrower may owe other sums and obligations to Bank. Guarantors agree that any payments received by Bank, other than from Guarantors under this Guaranty, whether from the Borrower or from the proceeds of any collateral or otherwise, may be applied by Bank upon any amounts owned to Bank in such order and manner as Bank may determine in its sole discretion. Guarantors waive all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor and notices of acceptance of this Guaranty and of the existence, creation , or incurring of new or additional Indebtedness. Guarantors waive the benefits of Arizona Revised Statute Sections 12-1641 and 12-1642.

         8. Guarantors agree to pay reasonable attorney's fees and all other costs and expenses which may be incurred by Bank in the enforcement of this Guaranty. Guarantors hereby indemnify Bank against all costs or repayments incurred by Bank or required of Bank as a result of payment hereunder being challenged as a preference.

         9. Bank shall have a lien upon, and a right of set-off against, all monies, securities and other property of Guarantors now or hereafter in the possession of or on deposit with Bank, whether held in a general or special account, or for safekeeping or otherwise; and every such lien and right of set-off may be exercised without demand upon, or notice to Guarantors until the Indebtedness is paid in full.

         10. This Guaranty is cumulative as to amounts and does not revoke or alter any guaranty previously delivered to Bank or any guaranty subsequently delivered to Bank. This Guaranty does not in any manner limit the amount of any borrowing or other financing arrangement between Bank and Borrower.

         11. Guarantors acknowledge that the execution of this Guaranty shall not entitle Guarantors to rely on the Bank to preserve or maintain any collateral or other security that Bank may now have or hereafter acquire in connection with the Indebtedness. Guarantors hereby release Bank from any obligation to inspect, preserve or maintain any collateral or other security that Bank may now have or hereafter acquire in connection with the Indebtedness, and any obligation to monitor, control or see to the use of any monies advanced to the Borrower. Guarantors further waive any and all rights to receive reports or other information Bank may have relating to Borrower.

         12. If Guarantor is a corporation or a partnership, Guarantor represents and warrants that: (a) it has the necessary power under law and its governing documents to make the agreements on its part herein contained; (b) the execution of this Guaranty has been authorized by all necessary and proper actions; (c) the execution and delivery of this Guaranty, the consummation of the transactions contemplated hereby, and the fulfillment of or compliance with the terms and conditions of this Guaranty do not conflict with or result in a breach of any of the terms, conditions or provisions of any agreement or instrument to which it is a party or by which it is bound; and (d) Guarantor agrees that during the term of this Guaranty it will maintain its separate existence, and will not dissolve, terminate, merge or consolidate.

         13. Any married person who is a Guarantor hereby expressly agrees that recourse may be had against their separate property as well as all community property for all their obligations under this Guaranty.

         14. Guarantors agree that during the term of this Guaranty they will not transfer or dispose of any material part of their assets except in the ordinary course of business for a full and fair consideration. Guarantors agree that during the term of this Guaranty they will furnish annually, within 90 days after the close of each year or fiscal year, as the case may be, a financial statement consisting of a balance sheet and such other financial information as Bank may reasonably request.

         15. This Guaranty applies to, is binding upon, and inures to the benefit of all parties hereto, and their successors and assigns.


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         16. If any part or parts of this Guaranty shall at any time be held to be invalid or unenforceable by binding arbitration or by a court of competent jurisdiction, the remaining part or parts of the Guaranty shall be and remain in full force and effect.

         17. This Guaranty shall be construed in accordance with the laws of the State of Arizona.

         18. Guarantors acknowledge the Bank would not have allowed the Indebtedness to exist except for the consideration received from Guarantor's promise to pay pursuant to this Guaranty.

         19. All words used herein in the plural shall be deemed to have been used in the singular where the context and construction so requires; and when there is more than one Borrower named herein, the word "Borrower" shall mean all of them.

NON-INDIVIDUAL GUARANTOR
Dated: JUNE 30, 1997


B & K STEEL FABRICATIONS, INC.,
AN ARIZONA CORPORATION

BY /s/ Scott A. Schuff
  ---------------------------------
    SCOTT A. SCHUFF, PRESIDENT



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                               ARBITRATION RESOLUTION

(a) BINDING ARBITRATION. The undersigned hereby agree that all controversies and claims of any nature arising directly or indirectly out of any and all loan transactions between them and any related agreements, instruments or documents, shall at the written request of any party be arbitrated pursuant to the applicable rules of the American Arbitration Association. The arbitration shall occur in the State of Arizona. Judgment upon any award rendered by the arbitrator(s) may be entered in any court having jurisdiction. The Federal Arbitration act shall apply to the construction and interpretation of this arbitration agreement.

(b) ARBITRATION PANEL. A single arbitrator shall have the power to render a maximum award of one hundred thousand dollars. When any party files a claim in excess of this amount, the arbitration decision shall be made by the majority vote of three arbitrators. No arbitrator shall have the power to restrain any act of any party.

(c) PROVISIONAL REMEDIES, SELF-HELP, AND FORECLOSURE. No provision of subparagraph (a) shall limit the right of any party to exercise self help remedies, to foreclose against any real or personal property collateral, or to obtain any provisional or ancillary remedies (including but not limited to injunctive relief or the appointment of a receiver) from a court of competent jurisdiction. At Bank's option, it may enforce its rights under a mortgage by judicial foreclosure, and under a deed of trust either by exercise of power of sale or by judicial foreclosure. The institution and maintenance of any remedy permitted above shall not constitute a waiver of the right to submit any controversy or claim to arbitration. The statute of limitations, estoppel, waiver, laches, and similar doctrines which would otherwise be applicable in an action brought by a party shall be applicable in any arbitration proceeding.

(d) COUNTERPART EXECUTION. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document. Signature pages may be detached from the counterparts and attached to a single copy of this Agreement to physically form one document.

Agreed to this 30th day of June, 1997.

        BANK                                            BORROWER

BANK ONE, ARIZONA, NA                             SCHUFF STEEL COMPANY
a national banking association                    a Delaware corporation


By /s/ Brad Richards                              By /s/ David A. Schuff
  ------------------------------                     -------------------------
   Brad Richards, Vice President                     David A. Schuff, Chairman

         GUARANTORS

B & K STEEL FABRICATIONS, INC.
an Arizona corporation


By /s/ Scott A. Schuff
  ------------------------------
   Scott A. Schuff, President